As filed with the Securities and Exchange Commission on April 7, 1998
                                                    Registration No. 333-46423

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                --------------
                              Amendment No. 2 to
                                   FORM S-4

                            REGISTRATION STATEMENT

                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------
                            ABERCROMBIE & FITCH CO.
            (Exact name of Registrant as specified in its charter)

           Delaware                         5651                31-1469076
------------------------------  -------------------------   -------------------
    (State or jurisdiction           (Primary Standard       (I.R.S. Employer
       of incorporation         Industrial Classification   Identification No.)
       or organization)                Code Number)

                           Four Limited Parkway East
                            Reynoldsburg, OH 43068
                                (614) 577-6500
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                                Seth R. Johnson
                           Four Limited Parkway East
                            Reynoldsburg, OH 43068
                                (614) 577-6500

            (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                --------------

                                  COPIES TO:
                             David L. Caplan, Esq.
                             Davis Polk & Wardwell
                             450 Lexington Avenue
                           New York, New York 10017
                                (212) 450-4000

               Approximate date of commencement of proposed sale to the public:
As promptly as practicable after this Registration Statement becomes effective and the other conditions to the commencement of the Exchange Offer described herein have been satisfied or waived.

               If any of the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

               If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

               If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

               THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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                               EXPLANATORY NOTE



               This Amendment No. 2 to the Form S-4 Registration Statement is a Part II filing solely to file exhibits. Accordingly, an Offering Circular-Prospectus has been omitted.



             PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

               Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

               In accordance with the DGCL, A&F's Certificate of Incorporation contains a provision to limit the personal liability of the directors of A&F for violations of their fiduciary duty. This provision eliminates each director's liability to A&F or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to A&F or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

               Article V of A&F's Bylaws provides for indemnification of the officers and directors of A&F to the full extent permitted by applicable law.

Item 21. Exhibits and Financial Statement Schedules.



       5.1 Form of Opinion of Davis Polk & Wardwell regarding the legality of the securities being registered.

       8.1 Form of Opinion of Davis Polk & Wardwell regarding certain tax matters.**

       10.1 Form of Tax Disaffiliation Agreement between The Limited, Inc. and Abercrombie & Fitch Co.

       10.2         Services Agreement by and between Abercrombie & Fitch Co.
                    and The Limited, Inc. dated September 27, 1996, incorporated by reference to Exhibit 10.2 to the A&F's Quarterly Report on Form 10-Q for the quarter ended November 2, 1996*

       10.3         Form of Amended and Restated Services Agreement

       10.4 Shared Facilities Agreement, dated September 27, 1996, by and between Abercrombie & Fitch Co. and The Limited, Inc., incorporated by reference to Exhibit 10.3 to A&F's Quarterly Report on Form 10-Q for the quarter ended November 2, 1996*

       10.5 Sublease Agreement by and between Victoria's Secret Stores, Inc. and Abercrombie & Fitch Co., Inc., dated June 1, 1995, incorporated by reference to Exhibit 10.3 to A&F's Registration Statement on Form S-1 (Registration No. 333-8231)*

       10.6         Amendment No. 1 to the Sublease Agreement

       10.7         Corporate Agreement by and between Abercrombie & Fitch Co.
                    and The Limited, Inc., dated October 1, 1996, incorporated by reference to Exhibit 10.5 to A&F's Quarterly Report on Form 10-Q for the quarter ended November 2, 1996*

       23.1         Consent of independent accountants with respect to The
                    Limited, Inc.

       23.2 Consent of independent accountants with respect to Abercrombie & Fitch Co.

       24.1         Powers of Attorney*

       99.01        Letter of Transmittal

       99.02        Notice of Guaranteed Delivery

       99.03 Letter from the Dealer Managers to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

       99.04 Letter to Clients for use by Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees

       99.05 Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (included in the Letter of Transmittal filed as Exhibit 99.01 hereto)

       99.06 Letter to Participants in the Savings and Retirement Plan of The Limited, Inc.

       99.07 Notice to Participants in the Savings and Retirement Plan of The Limited, Inc.

       99.08 Questions and Answers on Savings and Retirement Plan Tender Rights and Procedures

       99.09 Notice to Participants in the Stock Purchase Plan of The Limited, Inc.

       99.10 Consent of Mr. George Foos to be named as a future director of Abercrombie & Fitch Co. in this Form S-4*

       99.11 Consent of Mr. John A. Golden to be named as a future director of Abercrombie & Fitch Co. in this Form S-4*

       99.12 Consent of Mr. Seth R. Johnson to be named as a future director of Abercrombie & Fitch Co. in this Form S-4*

       99.13 Consent of Mr. John W. Kessler to be named as a future director of Abercrombie & Fitch Co. in this Form S-4*

       99.14 Consent of Mr. Sam N. Shahid, Jr. to be named as a future director of Abercrombie & Fitch Co. in this Form S-4*

       99.15 Consent of Mr. Douglas L. Williams to be named as a future director of Abercrombie & Fitch Co. in this Form S-4*

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*  Previously filed.
** To be filed by amendment.


Item 22. Undertakings.

               In so far as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

               The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request. The undersigned Registrant hereby further undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of or included in the registration statement when it became effective.

               The undersigned Registrant hereby undertakes:

                               (1) To file, during any period in which offers or
               sales are being made, a post-effective amendment to this registration statement:

                                        (i) To include any prospectus required
                               by Section 10(a)(3) of the Securities Act;

                                       (ii) To reflect in the prospectus any
                               facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                      (iii) To include any material information
                               with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

                               (2) That, for the purpose of determining any
               liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                               (3) To remove from registration by means of a
               post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                               The undersigned Registrant hereby undertake that,
               for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
               Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide thereof.

                               The undersigned Registrant hereby undertakes to
               deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                  SIGNATURES



               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED PERSON, THEREUNTO DULY AUTHORIZED, IN THE CITY OF REYNOLDSBURG, STATE OF OHIO, ON APRIL 7, 1998.


                                       ABERCROMBIE & FITCH CO.

                                       By: /s/ Kenneth B. Gilman

                                          ------------------------------------
                                           Name:  Kenneth B. Gilman
                                           Title: Vice Chairman of the Board
                                                    of Directors



               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON APRIL 7, 1998.





        Signature                                  Title
        ---------                                  -----

            *                   Chairman of the Board of Directors
----------------------------
     Leslie H. Wexner

  /s/ Kenneth B. Gilman         Vice Chairman of the Board of Directors
----------------------------
    Kenneth B. Gilman

            *                   Chief Executive Officer, President and
----------------------------      Director (Principal Executive Officer)
   Michael S. Jeffries

            *                   Vice President and Chief Financial Officer
----------------------------      (Principal Financial and Accounting
     Seth R. Johnson              Officer)

            *                   Director
----------------------------
    Roger D. Blackwell

            *                   Director
----------------------------
      E. Gordon Gee

            *                   Director
----------------------------
  Donald B. Shackelford

*By: /s/ Kenneth B. Gilman
    ------------------------
    Kenneth B. Gilman
    as Attorney-in-Fact



                                  EXHIBIT INDEX


    Exhibit No.                 Description                          Page No.
    -----------                 -----------                          --------

5.1 Form of Opinion of Davis Polk & Wardwell regarding the legality of the securities being registered.

8.1 Form of Opinion of Davis Polk & Wardwell regarding certain tax matters.**

10.1 Form of Tax Disaffiliation Agreement between The Limited, Inc. and Abercrombie & Fitch Co.

10.2 Services Agreement by and between Abercrombie & Fitch Co. and The Limited, Inc. dated September 27, 1996, incorporated by reference to Exhibit 10.2 to the A&F's Quarterly
            Report on Form 10-Q for the quarter ended November 2, 1996*

10.3        Form of Amended and Restated Services Agreement

10.4 Shared Facilities Agreement, dated September 27, 1996, by and between Abercrombie & Fitch Co. and The Limited, Inc., incorporated by reference to Exhibit 10.3 to A&F's Quarterly Report on Form 10-Q for the quarter ended November 2, 1996*

10.5 Sublease Agreement by and between Victoria's Secret Stores, Inc. and Abercrombie & Fitch Co., Inc., dated June 1, 1995, incorporated by reference to Exhibit 10.3 to A&F's
            Registration Statement on Form S-1 (Registration No.
            333-8231)*

10.6        Amendment No. 1 to the Sublease Agreement

10.7        Corporate Agreement by and between Abercrombie & Fitch Co.
            and The Limited, Inc., dated October 1, 1996, incorporated by reference to Exhibit 10.5 to A&F's Quarterly Report on Form 10-Q for the quarter ended November 2, 1996*

23.1        Consent of independent accountants with respect to The
            Limited, Inc.

23.2 Consent of independent accountants with respect to Abercrombie & Fitch Co.

24.1        Powers of Attorney*

99.01       Letter of Transmittal

99.02       Notice of Guaranteed Delivery

99.03       Letter from the Dealer Managers to Brokers, Dealers,
            Commercial Banks, Trust Companies and Other Nominees

99.04 Letter to Clients for use by Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees

99.05 Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (included in the Letter of Transmittal filed as Exhibit 99.01 hereto)

99.06 Letter to Participants in the Savings and Retirement Plan of The Limited, Inc.

99.07 Notice to Participants in the Savings and Retirement Plan of The Limited, Inc.

99.08 Questions and Answers on Savings and Retirement Plan Tender Rights and Procedures

99.09       Notice to Participants in the Stock Purchase Plan of The
            Limited, Inc.

99.10 Consent of Mr. George Foos to be named as a future director of Abercrombie & Fitch Co. in this Form S-4*

99.11 Consent of Mr. John A. Golden to be named as a future director of Abercrombie & Fitch Co. in this Form S-4*

99.12 Consent of Mr. Seth R. Johnson to be named as a future director of Abercrombie & Fitch Co. in this Form S-4*

99.13 Consent of Mr. John W. Kessler to be named as a future director of Abercrombie & Fitch Co. in this Form S-4*

99.14 Consent of Mr. Sam N. Shahid, Jr. to be named as a future director of Abercrombie & Fitch Co. in this Form S-4*

99.15 Consent of Mr. Douglas L. Williams to be named as a future director of Abercrombie & Fitch Co. in this Form S-4*




------------
*  Previously filed.
** To be filed by amendment.